UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 14, 2022

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Shareholders of AstroNova, Inc. (the “Company”) will be held by means of remote communication on Tuesday, June 14, 2022, beginning at 9:00 a.m., Eastern Daylight Time for the following purposes:

(1) To consider and vote upon the election of five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

(2) To conduct a non-binding, advisory vote to approve the Company’s executive compensation;

(3) To consider and vote upon a proposal to approve and adopt the AstroNova, Inc. 2022 Employee Stock Purchase Plan;

(3) To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023; and

(4) To transact such other business as may properly come before the meeting.

The close of business on April 18, 2022 has been fixed as the record date for determining shareholders entitled to attend or vote at the annual meeting or any adjournment thereof.

You may vote on these matters at the annual meeting or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares by means of the remote platform.

The Company is mindful of the continuing impact of the COVID-19 pandemic, and the well-being of the Company’s shareholders, employees, officers, directors and other stakeholders is its primary concern. Accordingly, there will be no physical meeting, and the Annual Meeting of Shareholders will only be conducted via remote communication. In order to attend the meeting, you should register in advance at www.proxydocs.com/ALOT prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and give you the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors

Peter M. Rosenblum
Secretary

April 28, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2022.

The Company’s Proxy Statement and Annual Report are available for viewing,

printing and downloading at:

http://www.proxydocs.com/ALOT

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AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2022

The Meeting

The 2022 annual meeting of shareholders of AstroNova, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, June 14, 2022, by means of remote communications. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the election of five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

•

the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);

•	the approval and adoption of the AstroNova, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”);

•	the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023; and

•	such other business as may properly come before the meeting.

Solicitation of Proxies

This proxy statement and the accompanying proxy card are expected to be first sent to shareholders on or about April 28, 2022.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its 2022 annual meeting of shareholders. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

The Company has engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support. The Company expects to pay Alliance Advisors, LLC fees and disbursements which are not expected to exceed $15,000 in the aggregate.

Who May Vote

The Board has established April 18, 2022 as the record date for the annual meeting. Only shareholders of record at the close of business as of that date will be entitled to virtually attend or vote at the annual meeting. On the record date, there were 7,317,463 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

A list of shareholders entitled to vote will be available via the website for the annual meeting. In addition, you may contact David S. Smith, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, on any business day from June 4, 2022 to the time of the annual meeting.

Attending the Annual Meeting

The annual meeting will be held through means of remote communications, only. In order to attend, you must register in advance at www.proxydocs.com/ALOT prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and give you the ability to vote and submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. If you are planning to attend our virtual meeting, please register at the website by June 13, 2022, 11:59 p.m. Eastern Daylight Time.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting.

Shares Held of Record with Our Transfer Agent

If you are a shareholder of record, that is you have a stock certificate or hold your shares in an account with our transfer agent, Computershare, you may vote your shares at the virtual meeting or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•

To vote at the annual meeting, you must attend the virtual meeting following the procedures set forth in the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you. You will be able to vote during the meeting.

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To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares

•	FOR the election of Alexis P. Michas and the re-election of each of Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods as a director of the Company;

•	FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;

•	FOR the approval and adoption of the 2022 ESPP;

•	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023.

•

To vote by proxy using the Internet, you must access the website for Internet voting at www.proxypush.com/ALOT. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day through the closing of the polls at the annual meeting. If you vote via the Internet, you do not have to return your proxy card via mail.

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To vote by proxy using the telephone, use any touch-tone telephone and call 866-509-1041 to transmit your voting instructions through the closing of the polls at the annual meeting. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•	sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or

•	attending the virtual meeting and then voting at the virtual meeting.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the election of Directors, Proposal 2, regarding the approval, on an advisory, non-binding basis, of the Company’s executive compensation, and Proposal 3, regarding the approval and adoption of the 2022 ESPP, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4, regarding the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2 and Proposal 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Votes Required to Transact Business at the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If You Receive More Than One Proxy Card or Voting Instruction Form

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instruction form for each account. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have received only one copy of this proxy statement and the Company’s Annual Report for its fiscal year ended January 31, 2022 (“fiscal year 2022”). If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2022 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our fiscal year 2022 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 617-542-5300. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling 800-542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 877-373-6374 or writing to Computershare Investor Services at P.O. Box. 43078, Providence, RI 02940-3078.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. The biographies below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S FIVE NOMINEES FOR DIRECTOR.

Alexis P. Michas, 64, is the founder and has been Managing Partner of Juniper Investment Company, LLC since 2008. Juniper is also a Principal of Aetolian Investors, LLC, a registered commodity pool operator. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of the board of BorgWarner Inc., a director of funds managed by Atlantic Investment Management, Inc., and is also on the board of privately held Theragenics Corporation. Mr. Michas also served as the Non-Executive Chairman of the board of Lincoln Educational Services Corporation until 2015, and as a director of Allied Motion Technologies, Inc. until July 2017. Mr. Michas is the Chairman of the U.S. Board of Trustees of Athens College, a non-profit organization. We believe that Mr. Michas’ many years of private equity experience across a wide range of industries, his successful record of managing investments in public companies and his extensive transactional experience qualify him to serve on our Board.

Mitchell I. Quain, 70, has been a director since August 2011. Mr. Quain has served on the Executive Council of American Securities, Inc., a private equity firm, since January 2020. From December 2011 to December 2019, Mr. Quain was a Senior Advisor at the private equity firm Carlyle Group. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain also serves as a director of Kensington Capital Acquisition Corp. V, a blank check company, Star Equity Holdings, a provider of mobile healthcare solutions and diagnostic imaging equipment and services, and Williams Industrial Services. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, Kensington Capital Acquisition Corp. I, Kensington Capital Acquisition Corp. II, MagneTek, Inc., Mechanical Dynamics, Inc., Jason Industries, RBC Bearings, Inc., Register.com, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. We believe that Mr. Quain’s extensive experience in the private equity sector and public company experience qualify him to serve on our Board.

Yvonne E. Schlaeppi, 62, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she cofounded. From 2016 through its going private in 2019, Ms. Schlaeppi served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015 Ms. Schlaeppi has been a member of the External Advisory Council to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Ms. Schlaeppi has been recognized annually as a Board Leadership Fellow by the National Association of Corporate Directors beginning in 2017. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID,

a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 until its sale in 2007. From 1999 to 2006 Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998 Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. We believe that Ms. Schlaeppi’s extensive experience in international business and corporate governance, as well as relevant industry experience, qualify her to serve on our Board.

Richard S. Warzala, 68, has been a director since December 2017. He is the President, Chief Executive and Chairman of the Board of Directors of Allied Motion Technologies, Inc. (“Allied Motion”), a developer of advanced motion control products and systems, and has more than 40 years of leadership experience and a strong technical background in the industrial, aerospace and commercial industries. He joined Allied Motion as President and Chief Operating Officer in 2002. Mr. Warzala was elected a director of Allied Motion in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman of Allied Motion’s board of directors in 2014. Allied Motion designs, manufactures and sells precision and specialty motion control components and systems in markets including Vehicle, Medical, Aerospace & Defense, and Industrial/Electronics. Before joining Allied Motion, Mr. Warzala was President of Danaher Corporation’s Motion Components Group and served in various senior positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. We believe that Mr. Warzala’s technology background and international industry experience, together with his corporate governance expertise, business insights and deep understanding of lean manufacturing principles, qualify him to serve on our Board.

Gregory A. Woods, 63, has served as Chief Executive Officer of the Company since February 1, 2014 and as a director since January 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served from January 2010 to August 2012 as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Prior to Performance Motion Devices, Mr. Woods served as chief executive officer of Control Technology Corp., a manufacturer of industrial computer and software products; and President of API Controls, a division of Danaher. Mr. Woods holds a Bachelor of Arts in physics from Colgate University, a Bachelor of Engineering in computer and mechanical engineering from Dartmouth College, and a Master of Business Administration from the University of Rochester. Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, including each of the nominees standing for election at the 2022 annual shareholders meeting, other than Gregory A. Woods, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

The directors will be elected by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy at the annual meeting. This means that the five nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD FROM each nominee. Broker non-votes and votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

The Board recommends a vote FOR the election of each of the nominees listed above.

CORPORATE GOVERNANCE

The Board of Directors — Meetings and Committees

The Board currently consists of six members, all of whose terms will expire at the annual meeting. Effective as of the annual meeting, the size of the Board will be reduced to five members. Each of our current directors other than Ms. Bua and Mr. Schofield has been nominated by the Board for re-election, and Mr. Michas has been nominated for election. During the fiscal year ended January 31, 2022, the Board held five meetings. During fiscal year 2022, each director attended all of the meetings of the Board and meetings of committees on which such director served.

The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board then serving attended the 2021 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is currently comprised of Ms. Bua, Mr. Quain, Ms. Schlaeppi and Mr. Schofield. Following the annual meeting, the Audit Committee is expected to be comprised of Mr. Michas, Mr. Quain and Ms. Schlaeppi. The Nominating and Governance Committee is currently comprised of Ms. Bua, Mr. Quain, Ms. Schlaeppi, Mr. Schofield and Mr. Warzala. Following the annual meeting, the Nominating and Governance Committee is expected to be comprised of Mr. Quain, Ms. Schlaeppi and Mr. Warzala. The Compensation Committee is currently comprised of Messrs. Quain, Schofield and Warzala. Following the annual meeting, the Compensation Committee is expected to be comprised of Messrs. Michas, Quain and Warzala. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation, and Nominating and Governance Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors — Corporate Governance — Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports, appointing, setting the compensation of and overseeing the Company’s independent accountants, and assessing the qualifications, independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held six meetings during the fiscal year ended January 31, 2022. The Board has determined that all members of the Audit Committee during fiscal year 2022 satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that that each of Ms. Bua, Mr. Michas and Mr. Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and possesses “financial sophistication” as described in the NASDAQ listing standards.

Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives. In addition, the Compensation Committee oversees the Company’s diversity, equity and inclusion initiatives, which focused in fiscal year 2022 primarily on participation by women in technical, engineering, sales and leadership positions. The Compensation Committee held four meetings during the fiscal year ended January 31, 2022.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in fulfilling its nomination and corporate governance responsibilities. The Nominating and Governance Committee’s responsibilities include: (i) advising the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees, (ii) recommending to the Board individuals to be nominated by the Board for election to the Board by the shareholders or, in appropriate circumstances, elected by the Board to fill vacancies on the Board, (iii) advising the Board regarding appropriate governance practices and assisting the Board in achieving them, and (iv) overseeing and reporting to the Board concerning the periodic evaluation of the Board, each committee of the Board and members of the Board. The Board is currently in the process of conducting a self-evaluation that is being overseen by the Nominating and Governance Committee. The Nominating and Governance Committee is also charged with advising the board regarding applicable standards to be used in determining the independence of the directors serving on the Board, reviewing and making recommendations to the Board regarding the Company’s corporate governance policies, overseeing the Company’s director education and onboarding programs, and reviewing and monitoring the Company’s executive officer succession plans. The Nominating and Governance Committee held three meetings in the fiscal year ended January 31, 2022.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not meet this requirement will have five years from the date of his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. All of our current directors meet the ownership requirement. Mr. Michas does not directly own any shares of Company common stock.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2022, Messrs. Quain, Schofield, and Warzala served on the Company’s Compensation Committee. No member of the Company’s Compensation Committee who currently serves or who served during fiscal year 2022 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Compensation Committee.

Nomination of Directors

The Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating and Governance Committee considers diversity with respect to viewpoints, accomplishments, skills and experiences, among other factors such as gender, race, national origin and age, in its evaluation of candidates for Board membership. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in determining whether the candidate would bring a valuable perspective to the Board.

The Nominating and Governance Committee also monitors the Board’s compliance with the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation, and Nominating and Governance Committees. The Nominating and Governance Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating and Governance Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting, which must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2023, the notice must be received no earlier than December 17, 2022 and no later than March 17, 2023. A copy of the Company’s By-Laws may be obtained by writing to AstroNova, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Board of Directors Diversity Matrix

NASDAQ’s Board Diversity Rule, approved by the SEC on August 6, 2021, requires that companies listed on NASDAQ’s U.S. exchange publicly disclose board-level diversity statistics. The matrix below reflects the diversity of our Board as of April 25, 2022 based on the self-identified characteristics of our directors. The characteristics are based on the NASDAQ rule.

Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4	0	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board, may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Mr. Woods, are independent and all our key committees — Audit, Compensation, and Nominating and Governance — are, and during the fiscal year ended January 31, 2022 were, comprised solely of independent directors. The non-management directors meet in executive session at least quarterly in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Compensation Committee and the Nominating and Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Lead Independent Director. Our Board has not elected a Chairman at the present time. However, in August 2019, the Board elected Mr. Warzala as its lead independent director. In that capacity, among other things, Mr. Warzala serves as a liaison between the independent directors and the Company’s management and as the chair of executive sessions of the independent directors. The Board believes that in light of the relatively small size of the Board and the active involvement by all of our independent directors in both the oversight of the Company and the conduct of the Board’s meetings and deliberations, including the establishment of the Board’s agenda for its meetings, the Board’s current leadership structure is appropriate for the Company at this time. The Board intends to continue to review its leadership structure, including the role of the lead independent director.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls to prevent material weaknesses in the financial reporting function. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating and Governance Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to confirming the independence of board members, developing desired characteristics of the Board and identifying individuals qualified to be members of the Board, reviewing and monitoring executive officer succession plans, and assessing the effectiveness of the Board and its committees.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. On January 31, 2019, the Compensation Committee adopted an Amended and Restated Non-Employee Director Annual Compensation Program (the “Director Compensation Program”).

Pursuant to the Director Compensation Program, each non-employee director automatically receives a grant of restricted stock on the date of his or her re-election to the Board. The number of whole shares granted is equal to the number calculated by dividing the stock component of the director compensation amount determined by the Compensation Committee for that year by the fair market value of our stock on that day. The value of the restricted stock award for fiscal year 2022 was, and for fiscal year 2023 is, $62,625. Shares of restricted stock granted under the Director Compensation Program become vested on the first anniversary of the date of grant, conditioned upon the recipient’s continued service on the Board through that date. In the event of the death or disability of a non-employee director, or a Change in Control (as that term is defined in our 2018 Equity Incentive Plan) of the Company, the shares of restricted stock will immediately vest and no longer be subject to restrictions on transfer. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Compensation Committee, while a non-employee director is serving on our Board he or she may not sell or otherwise dispose of any of our stock received in connection with his or her service on our Board (whether that stock was granted under the Director Compensation Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause him or her to be out of compliance with any such guidelines.

Pursuant to the Director Compensation Program, each non-employee director receives cash payments for their service on the Board and its committees. The amounts of those payments for the fiscal year ended January 31, 2022 were:

Position Covered	Fiscal Year 2022 Annual Payment
Service on the Board	$45,000
Lead Independent Director	$10,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$8,000
Nominating and Governance Committee Chairman	$6,000
Committee Member (other than Chairman)	$3,000

Cash payments are made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings. No changes were made to the cash component of the Director Compensation Program for the fiscal year ended January 31, 2023.

If a person becomes a non-employee director on a date other than the date of our annual meeting of shareholders in any fiscal year, that person will receive an award of restricted stock as described above, but appropriately prorated to reflect the number of days remaining from the date he or she commences his or her service in that capacity until the scheduled date for our next annual meeting of shareholders. In addition, if a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee other than on the first business day of a fiscal quarter of the Company, he or she will receive cash fees on (i) the date of the regular full meeting of the Board held in that quarter or (ii) if later, the date he or she commences his or her service in that capacity, as described above, but appropriately prorated to reflect the number of days remaining in that fiscal quarter.

The following Director Compensation table provides information regarding the compensation paid or accrued by each person other than Mr. Woods who served as a director during the fiscal year ended January 31, 2022. See “Executive Compensation” for information regarding compensation of and outstanding equity awards held by Mr. Woods.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(a)(b)(c)	Total ($)
Jean A. Bua	51,000	62,625	113,625
Mitchell I. Quain	61,000	62,625	123,625
Yvonne E. Schlaeppi	54,000	62,625	116,625
Harold Schofield	54,000	62,625	116,625
Richard S. Warzala	66,000	62,625	128,625

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for shares of restricted stock granted to directors. For additional information, see footnote 15 in the Company’s audited financial statements for the fiscal year ended January 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 18, 2022.

(b)

As of January 31, 2022, each non-employee director held 4,082 shares of unvested restricted stock, which will vest on June 8, 2022, conditioned, for each non-employee director, on that director’s continued service on the Board through that date.

(c)

As of January 31, 2022, the Company’s non-employee directors held the following number of outstanding stock options, all of which were vested: Mitchell I. Quain — 30,000; Yvonne E. Schlaeppi — 10,000; Harold Schofield — 35,000; and Richard S. Warzala — 10,000. Ms. Bua did not hold any stock options as of January 31, 2022.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of April 18, 2022 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percent of Class

Royce & Associates, LP	539,230	(b)	7.43%
745 Fifth Avenue New York, New York 10151

Dimensional Fund Advisors LP	540,539	(c)	7.4%
6300 Bee Cave Road, Building One Austin, TX 78746

Punch & Associates Investment Management, Inc.	476,334	(d)	6.56%
7701 France Ave. So., Suite 300 Edina, MN 55435

Askeladden Capital Management, LLC	437,467	(e)	6.03%
14 Sunrise Ct
Trophy Club, TX 76262

Juniper Targeted Opportunity Fund, L.P.	420,877	(f)	5.8%
555 Madison Avenue, 24th Floor New York, NY 10022

(a)

All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.

(b)

According to a Schedule 13G/A filed with the SEC on January 14, 2022, Royce & Associates, LP, an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 539,230 shares as of December 31, 2021.

(c)

According to a Schedule 13G/A filed with the SEC on February 8, 2022, Dimensional Fund Advisors, LP, an investment adviser registered under the Advisers Act, and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 529,464 shares and sole dispositive power with respect to 540,539 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser as of December 31, 2021.

(d)

According to a Schedule 13G/A filed with the SEC on February 14, 2022, Punch & Associates Investment Management, Inc., an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 476,334 shares as of December 31, 2021.

(e)

According to a Schedule 13G/A filed with the SEC on February 14, 2022, Askeladden Capital Management, LLC, an investment adviser registered under the Advisers Act, and Samir Patel had shared voting power and shared dispositive power with respect to 437,467 shares.

(f)

Juniper Targeted Opportunity Fund, L.P. (“Jupiter Fund”) has sole voting and dispositive power with respect to 420,877. Juniper HF Investors II, LLC (“Juniper HF”), Juniper Investment Company, LLC (“Juniper Investment Company”), an investment adviser registered under the Advisers Act, Alexis P. Michas and John A. Bartholdson, have shared voting and dispositive power with respect to 420,877 shares based on their relationship with Jupiter Fund.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 18, 2022 by each director or nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares (a)		Options Exercisable within 60 days of 4/18/22		Total Beneficial Ownership (a)	Percent of Class
Non-employee directors
Jean A. Bua	18,651	(b)	—		18,651	*
Mitchell I. Quain	75,348	(b)	30,000		105,348	1.4%
Yvonne E. Schlaeppi	22,332	(b)	10,000		32,332	*
Harold Schofield	37,923	(b)	30,000		67,923	*
Richard S. Warzala	25,178	(b)	10,000		35,178	*

Director nominee
Alexis P. Michas	420,877	(c)	—		420,877	5.8%

Executive officers
Gregory A. Woods	142,616		270,500	(d)	413,116	5.4%
David S. Smith	19,856		64,000	(d)	83,856	1.1%
Michael J. Natalizia	35,349		22,500	(d)	57,849	*
All directors and executive officers of the Company as a group (10)	853,253		469,600		1,322,853	17.0%

*	Indicates less than 1.0%.
(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

(b)	Includes 4,082 shares of restricted stock.
(c)

Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 420,877 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

(d)	All options are included.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires the directors and executive officers of the Company and any persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2022, all of its officers, directors and 10% beneficial owners complied with the requirements of Section 16(a), except that the following forms were filed late:

•

One Form 4 by each of Mr. Natalizia, Mr. Petrarca, Mr. Smith, Mr. Woods relating to the issuance of shares of common stock upon the vesting of a restricted stock unit award and the related surrender of shares of common stock to satisfy tax withholding obligations;

•	One Form 4 by Mr. Schofield relating to shares of common stock acquired under an automatic dividend reinvestment program through his broker; and

•	One Form 4 by Mr. Quain relating to the purchase of shares of common stock.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and setting the compensation for our executives and key management personnel in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives. The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and executive’s annual performance;

•	equity-based incentive compensation, in the form of time-based restricted stock units and performance-based restricted stock units; and

•	retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for achieving both long-term strategic goals and short-term performance goals. The Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Say on Pay Consideration. In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2021 annual meeting. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2021 annual meeting by a favorable vote of approximately 89.1% of the votes cast.

Setting Executive Compensation. The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual awards. Mr. Woods does not participate during deliberations regarding his compensation.

Fiscal Year 2022 Compensation Overview. The total compensation paid to Mr. Woods and the Company’s two other most highly compensated executive officers, Mr. Smith and Mr. Natalizia (collectively with Mr. Woods, the “Named Executive Officers”), in the fiscal year ended January 31, 2022 increased from the total compensation paid in the prior fiscal year. As is described in the Summary Compensation Table below, this increase was primarily a result of salary increases, increased cash incentive payments and higher valued stock awards.

Salary. Base salaries for executive officers are evaluated each year. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. Effective as of April 1, 2021, the Committee set the fiscal year 2022 annual salaries of the Named Executive Officers as follows:

Name	Salary
Gregory A. Woods	$445,875
David S. Smith	$303,913
Michael J. Natalizia	$240,875

Cash Incentive and Bonus Awards. Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Senior Executive Short-Term Incentive Plan

Participants in the Company’s Senior Executive Short-Term Incentive Plan (“STIP”) (which may include any executive officer, vice president or director-level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives, which the Committee has full discretion to establish for each plan year. Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. In April 2021, the Committee established the following Target Awards for our Named Executive Officers for fiscal year 2022:

Name	Target Award	Target Award as Percentage of Base Salary
Gregory A. Woods	$356,700	80%
David S. Smith	$136,761	45%
Michael J. Natalizia	$84,306	35%

Concurrently with the establishment of the Target Awards for fiscal year 2022, the Committee established fiscal year 2022 consolidated operating income as the sole performance goal under the STIP (the “2022 Performance Goal”), and established a threshold and a target for the 2022 Performance Goal. The total STIP award earned by a Named Executive Officer for fiscal year 2022 is calculated as follows:

•

No bonus was to be paid with respect to the 2022 Performance Goal unless our fiscal year 2022 operating income exceeded the threshold established by the Compensation Committee. If our fiscal year 2022 operating income equaled the target established by the Compensation Committee, 100% of the target bonus would have been paid. For fiscal year 2022 operating income falling between the threshold and the target, the bonus amount was determined through linear interpolation. An incremental bonus of up to 100% of each participant’s total STIP target bonus would have been paid if our fiscal year 2022 operating income fell between the target and an amount equal to 200% of the target. If our fiscal year 2022 operating income had fallen between the target and 200% of the target, the bonus amount would have been determined through linear interpolation. No further bonus would have been paid on account of fiscal year 2022 operating income exceeding 200% of the target.

Each of our Named Executive Officers’ STIP award is subject to the following limitations:

•	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s consolidated operating income for that year determined without deduction for the STIP awards.

•	Adequate reserves for awards must be accrued when determining whether a Performance Goal based upon operating income has been achieved.

The threshold and target for the 2022 Performance Goal and the corresponding amount of the STIP paid based on the Company’s results for fiscal year 2022 were as follows:

Performance Goal	Threshold ($)	Target ($)	Actual Operating Income Performance ($)	Percentage of Target Bonus Earned (%)
Operating Income Goal	3,000,000	5,000,000	4,255,869	62.8

As a result, our Named Executive Officers received the STIP awards for fiscal year 2022 listed in the table below.

Name	STIP Award for Fiscal Year 2022
Gregory A. Woods	$223,984
David S. Smith	$85,877
Michael J. Natalizia	$52,939

Equity-based Incentive Compensation. Total compensation at the executive level also includes equity incentive awards granted under the Company’s 2018 Equity Incentive Plan. The objectives of the equity incentive awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company’s performance in key financial metrics, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock.

In fiscal year 2022, the Committee granted to the Named Executive Officers the following number of time-based and performance-based restricted stock units.

Name	Time- based Restricted Stock Units	Performance- based Restricted Stock Units
Gregory A. Woods	17,202	31,734
David S. Smith	5,863	10,815
Michael J. Natalizia	2,169	4,000

The time-based restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant, based on the executive’s continued employment with us. The performance-based restricted stock units may be earned based upon the achievement by the Company of a performance goal based on fiscal year 2022, 2023 and 2024 (the “Performance Years”) revenue threshold and target (the “Revenue Goal”) as follows:

Performance Goal	Threshold	Target
Revenue Goal	$120,000,000	$150,000,000

The number of performance-based restricted stock units that become earned (“Earned RSUs”) with respect to any Performance Year will be equal to the product of the total number of performance-based restricted stock units, less any performance-based restricted stock units that became Earned RSUs with respect to a prior Performance Year, multiplied by the Earned Revenue Percentage (as defined below) for such Performance Year, rounded down to the nearest whole number. In no event will the aggregate number of Earned RSUs exceed the total performance-based restricted stock units for any recipient of an award of performance-based restricted stock units. One-third of the number of performance-based restricted stock units that become Earned RSUs will vest on the date that the Compensation Committee determines that they have been earned, with the remaining two-thirds vesting in equal installments on the first and second anniversaries of that date.

For purposes of the performance-based restricted stock units, “Earned Revenue Percentage” for a Performance Year means the percentage obtained by dividing (i) the Company’s revenue for that Performance Year, as determined by the Compensation Committee in accordance with United States generally accepted accounting principles (the “Revenue”), minus the Adjusted Performance Threshold for that Performance Year by (ii) the performance target minus the Adjusted Performance Threshold for that Performance Year. If the revenue for any Performance Year is less than or equal to the Adjusted Performance Threshold for that Performance Year, the Earned Revenue Percentage for that Performance Year shall be zero, and if the Revenue for any Performance Year is equal to or exceeds the Annual Performance Target, the Earned Revenue Percentage for that Performance Year shall be 100%. The “Adjusted Performance Threshold” for a Performance Year means the greater of (i) the performance threshold and (ii) the highest revenue for any previously completed Performance Year.

Because the Company’s fiscal year 2022 revenue was less than the threshold, none of the performance-based restricted stock units were earned in 2022.

Share Ownership and Retention Guidelines. The Committee believes that, as a rule, senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO, two times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive was expected to achieve the ownership level by April 1, 2020 or, if later, within five years of his or her initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock or restricted stock units and 50% of all shares acquired on exercise of any stock option (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits. In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the Company’s employees.

Each eligible employee shares in contributions on the basis of relative compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions (limited to $19,500 in calendar years 2021 and 2022). The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreements with Mr. Woods and Mr. Smith. In November 2014 and November 2020, the Company entered into change in control agreements (the “CIC Agreements”) with Mr. Woods and Mr. Smith, respectively. The CIC Agreements provides for the payment of severance benefits upon a change in control of the Company if Mr. Woods’ or Mr. Smith’s employment is terminated by the Company without cause or by Mr. Woods or Mr. Smith, as applicable, for good reason within the period (the “CIC Period”) beginning on the earlier of (i) 180 days prior to the occurrence of the change in control and (ii) the announcement of a transaction expected to result in a change in control, and ending on the second anniversary of the occurrence of a change in control.

Severance payments to Mr. Woods include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “Mr. Woods’ base compensation”), (ii) a portion of Mr. Woods’ bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that 100% of the target under the bonus plan is achieved, (iii) immediate vesting of all unvested stock options and restricted stock awards, (iv) continued health coverage for 18 months or until he receives benefits from another employer, if earlier, and (v) reimbursement for outplacement services in an amount not to exceed 17% of Mr. Woods’ base compensation. Severance payments to Mr. Smith include (i) payment of the sum of (A) his annual salary and (B) 75% of the amount of his target bonus for the fiscal year in progress (collectively, “Mr. Smith’s base compensation”), (ii) a portion of Mr. Smith’s bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that 100% of the target under the bonus plan is achieved, (iii) immediate vesting of all unvested stock options, restricted stock, time-based restricted stock units and earned performance-based restricted stock units (provided that performance-based restricted stock units shall be deemed to have been earned only to the extent that they are earned in accordance with their terms as of the Change in Control Date and only the time-based vesting of such earned units shall be accelerated under Mr. Smith’s CIC Agreement, (iv) continued health coverage for 12 months or until he receives benefits from another employer, if earlier, and (v) reimbursement for outplacement services in an amount not to exceed 17% of Mr. Smith’s base compensation.

If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods or Mr. Smith would be in a better after-tax position by reducing the such payments or benefits, the amounts payable under the applicable CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

Employment Agreements and Severance Benefits. Except for the CIC Agreements with Mr. Woods and Mr. Smith, we generally do not provide any severance benefits to our Named Executive Officers other than those provided to all employees. Severance benefits vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Richard S. Warzala (Chairman)

Mitchell I. Quain

Harold Schofield

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gregory A. Woods	2022	444,202	697,827	223,984	55,470	(b)	1,421,483
President and CEO	2021	408,231	620,553	—	107,134		1,135,918

David S. Smith	2022	302,772	237,828	85,877	56,404	(c)	682,881
Vice President, CFO and Treasurer	2021	278,254	211,502	—	55,162		544,918

Michael J. Natalizia	2022	239,971	87,970	52,939	22,051	(d)	402,931
Chief Technology Officer and Vice President of Strategic Technical Alliances	2021	220,568	111,761	—	19,538		351,867

(a)

The amounts reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units issued to the Named Executive Officers, as calculated under FASB ASC Topic 718, excluding estimated forfeitures. Under FASB ASC Topic 718, the grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions. The closing price of the Company’s common stock on the grant date for all restricted stock units issued to the Named Executive Offices during fiscal year 2022 was $14.26.

(b)

Represents vehicle allowance of $25,376, premiums on Company-paid life insurance policies for which Mr. Woods or his estate is the beneficiary of $3,160, unused vacation payout of $16,234, and an employer match under the Company’s Profit Sharing Plan of $10,700.

(c)	Represents housing allowance of $27,692, vehicle allowance of $19,108, and an employer match under the Company’s Profit Sharing Plan of $9,604.
(d)	Represents an unused vacation payout of $16,246 and employer match under the Company’s Profit Sharing Plan of $5,805.

Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2022 to each Named Executive Officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(c)
		Threshold ($)(a)(b)	Target ($)(a)	Maximum ($)(a)	Threshold (#)	Target (#)		Maximum (#)
Gregory A. Woods	4/7/2021	—	356,700	713,400
	4/7/2021									17,202	(d)	245,301
	4/7/2021				—	31,734	(e)	31,734	(e)			452,527
David S. Smith	4/7/2021	—	136,761	273,522
	4/7/2021									5,863	(d)	83,606
	4/7/2021				—	10,815	(e)	10,815	(e)			154,222
Michael J. Natalizia	4/7/2021	—	84,306	168,613
	4/7/2021									2,169	(d)	30,930
	4/7/2021				—	4,000	(e)	4,000	(e)			57,040

(a)

Represents awards under the Company’s Senior Executive Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Senior Executive Short-Term Incentive Plan” for additional information regarding the Senior Executive Short-Term Incentive Plan.

(b)	The Company’s Senior Executive Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned thereunder.
(c)

The grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions.

(d)

Consists of a restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which vests in three equal annual installments commencing on the first anniversary of the grant date.

(e)

Consists of a performance-based restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan. Any portion of the award that is earned will vest in three equal annual installments commencing on the date the Company’s Compensation Committee makes the determination that such portion of the award was earned. See “Compensation Discussion & Analysis – Equity-based Incentive Compensation” for more information about the performance-based restricted stock units.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2022.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory A. Woods	25,000	—	7.91	9/4/2022
	50,000	—	13.80	5/22/2024	(b)
	50,000	—	13.95	3/16/2025	(b)
	50,000	—	15.01	3/14/2026	(b)
	50,000	—	12.85	3/13/2027	(b)
	45,500	—	18.25	6/4/2028	(c)
						38,386	(d)	527,424
									31,734	436,025
David S. Smith	50,000	—	13.80	1/22/2028	(b)
	14,000	—	18.25	6/4/2028	(c)
						13,080	(e)	179,719
									10,815	148,598
Michael J. Natalizia	5,000	—	14.20	3/17/2024	(b)
	17,500	—	18.25	6/4/2028	(c)
						5,986	(f)	82,248
									4,000	54,960

(a)

Consists of performance-based restricted stock units held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2022, 2023 and 2024 revenue. No restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2022 revenue.

(b)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(c)	Options vest in three equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(d)

Consists of (i) 3,838 shares of restricted stock that vested on March 20, 2022; (ii) 17,346 restricted stock units that vest in equal tranches on March 27, 2022 and 2023; (iii) 17,202 restricted stock units that vest in three equal installments on April 7, 2022, 2023 and 2024.

(e)

Consists of (i) 1,305 restricted stock units that vested on March 20, 2022; (ii) 5,912 restricted stock units that will vest on March 27, 2022 and 2023; (iii) 5,863 restricted stock units that vest in three equal installments on April 7, 2022, 2023 and 2024.

(f)

Consists of (i) 693 shares of restricted stock that vested on March 20, 2022; (ii) 3,124 restricted stock units that vest on March 27, 2022 and 2023; (iii) 2,169 restricted stock units that vest in three equal installments on April 7, 2022, 2023 and 2024.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award to certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Compensation Committee, equity and cash-based awards. Because the Company’s equity incentive programs include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2022 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2022 set forth below under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2022.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2022, to be filed with the SEC.

Audit Committee:

Mitchell I. Quain (Chairman)

Jean Bua

Yvonne Schlaeppi

Harold Schofield

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the period beginning on February 1, 2020 through the date of this proxy statement any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	776,975	(1)	$14.67	(2)	401,893	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	776,975	(1)	$14.67	(2)	401,893	(3)

(1)

Includes 323,468 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; 139,075 shares issuable upon exercise of outstanding options granted under the Company’s 2015 Equity Incentive Plan; and 135,500 shares issuable upon exercise of outstanding options granted and 178,932 restricted stock units outstanding under the Company’s 2018 Equity Incentive Plan. This balance does not include 20,410 shares of unvested restricted stock which are subject to forfeiture. Refer to footnote 15 to the Company’s audited financial statements for the fiscal year ended January 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 18, 2022 for further discussion.

(2)	Does not include restricted stock units.
(3)	Represents 399,611 shares available for grant under the Company’s 2018 Equity Incentive Plan and 2,282 shares available for issuance under the Company’s Employee Stock Purchase Plan.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(1) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL NO. 3

Overview

As of April 18, 2022, there were 2,282 shares available for issuance under the Company’s Amended and Restated Employee Stock Purchase Plan (the “Prior ESPP”). The Board and the Compensation Committee believe that offering an employee stock purchase plan is important to the ability of the Company to compete for talent, and on April 28, 2022, the Board adopted, subject to stockholder approval, the AstroNova, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”) to replace the Prior Plan. The 2022 ESPP will provide eligible employees an opportunity to purchase shares of the Company’s common stock at a discount through accumulated contributions of their earned compensation. Effective upon the approval of the 2022 ESPP the Prior ESPP will be terminated.

The 2022 ESPP’s initial share reserve which the Company is asking its stockholders to approve is 40,000 shares of the Company’s common stock. Following the 2022 ESPP’s effectiveness, offering periods will not commence under the 2022 ESPP until determined by the Board or the Compensation Committee. The closing price on NASDAQ per share of the Company’s common stock was $12.55 on April 25, 2022, the most recent practicable date prior to the date of this proxy statement. Based upon such price, the maximum aggregate market value of the shares of the Company’s common stock that could potentially be issued under the 2022 ESPP is $502,000.

Both the Board and the Compensation Committee believe that an employee stock purchase plan will be an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. The 2022 ESPP provides a significant incentive by allowing employees to purchase shares of the Company’s common stock at a discount. The Board has approved the 2022 ESPP, subject to stockholder approval.

Summary of the 2022 Employee Stock Purchase Plan

The following is a summary of the principal features of the 2022 ESPP and its operation. This summary does not contain all of the terms and conditions of the 2022 ESPP and is qualified in its entirety by reference to the 2022 ESPP as set forth in Annex A attached to this proxy statement.

The 2022 ESPP has been adopted by the Board, subject to stockholder approval, and will become effective upon the date of stockholder approval. It is the Company’s intention that the 2022 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. The Board believes that the adoption of the 2022 ESPP will benefit the Company by providing employees with an opportunity to acquire shares of the Company’s common stock and will help the Company to attract, retain and motivate valued employees.

Purpose

The purpose of the 2022 ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock through accumulated contributions, which generally will be made through payroll deductions. The 2022 ESPP will permit the administrator of the 2022 ESPP to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the 2022 ESPP will authorize the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives.

Shares Available for Issuance

The Company has initially reserved 40,000 shares of the Company’s common stock for issuance under the 2022 ESPP. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company’s capitalization.

Administration

The 2022 ESPP will be administered by the Compensation Committee, the Board or another board committee pursuant to the terms of the 2022 ESPP. The plan administrator, which initially will be the Compensation Committee, will have full authority to make, administer and interpret such rules and regulations regarding the 2022 ESPP as it deems advisable.

Eligibility

Any employee of the Company or one of its affiliates or subsidiaries that has been designated to participate in the 2022 ESPP is eligible to participate in the 2022 ESPP so long as the employee is customarily employed for at least 20 hours a week and more than five months in a calendar year. No person who owns or holds, or as a result of participation in the 2022 ESPP would own or hold, shares of the Company’s common stock or options to purchase the Company’s common stock that together equal 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any parent or subsidiary thereof is entitled to participate in the 2022 ESPP. No employee may be granted an option under the 2022 ESPP that permits the employee’s rights to purchase the Company’s common stock to accrue at a rate of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation in the 2022 ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay for allocation to the 2022 ESPP. Employees may authorize payroll deductions with a minimum of 1% of base pay and a maximum of 15% of base pay. As of April 18, 2022, there are currently approximately 334 employees who will be eligible to participate in the 2022 ESPP. Once an employee becomes a participant in the 2022 ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the 2022 ESPP, becomes ineligible to participate in the 2022 ESPP, or his, her or their employment ceases.

Offering Periods and Purchase Periods

Unless otherwise determined by the plan administrator, each offering of the Company’s common stock under the 2022 ESPP will be for a period of three months, which is referred to as an “offering period.” The first offering period under the 2022 ESPP will begin and end on such date or dates as determined by the plan administrator. Subsequent offerings under the 2022 ESPP will generally begin on the first business day occurring on or after each January 1, April 1, July 1 and October 1, and will end on the last business day occurring before the January 1, April 1, July 1 and October 1 thereafter, respectively. Shares are purchased on the last business day of each offering period, with that day being referred to as an “exercise date.” The plan administrator may establish different offering periods or exercise dates under the 2022 ESPP. The 2022 ESPP will include a component, or the “423 Component,” that is intended to qualify as an “employee stock purchase plan” under Code Section 423, and a component that does not comply with Code Section 423, or the “Non-423 Component.” For purposes of this summary, a reference to the 2022 ESPP generally will mean the terms and operations of the 423 Component.

Except as may be permitted by the plan administrator in advance of an offering, a participant may not increase or decrease the amount of his, her or their payroll deductions during any offering period but may increase or decrease his, her or their payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning 15 business days before the first day of such offering period and ending on the day prior to the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his, her or their eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the next business day following the date that the plan administrator receives the employee’s written notice of withdrawal under the 2022 ESPP.

Exercise of Purchase Right

On the exercise date of each offering period, the employee is deemed to have exercised the option, at the exercise price, for the lowest of (i) a number of shares of the Company’s common stock determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) the number of shares of the Company’s common stock determined by dividing $25,000 by the fair market value of the Company’s common stock on the first day of such offering period; or (iii) such lesser number as established by the plan administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of the Company’s common stock on the first day of the offering period or (ii) 85% of the fair market value per share of the Company’s common stock on the exercise date. The maximum number of shares of the Company’s common stock that may be issued to any employee under the 2022 ESPP in a calendar year is a number of shares of the Company’s common stock determined by dividing $25,000 by the fair market value of the Company’s common stock, valued at the start of the offering period, or such other lesser number of shares as determined by the plan administrator from time to time.

Termination of Participation

In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

Non-Transferability

A participant will not be permitted to transfer rights granted under the 2022 ESPP other than by will or the laws of descent and distribution, and such rights are generally exercisable during the lifetime of the participant only by the participant.

Merger or Change in Control

In the case of and subject to the consummation of a “change in control,” the plan administrator, in its discretion, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions under the 2022 ESPP or with respect to any right under the 2022 ESPP or to facilitate such transactions or events: (a) provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the plan administrator in its sole discretion; (b) provide that the outstanding options under the 2022 ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities and prices; (c) make adjustments in the number and type of shares of the Company’s common stock (or other securities or property) subject to outstanding options under the 2022 ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) provide that the offering with respect to which an option relates will be shortened by setting a new exercise date on which such offering will end; and (e) provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.

Amendment; Termination

The 2022 ESPP will automatically terminate on the tenth anniversary of the effective date of the 2022 ESPP. The Board may, in its discretion, at any time, terminate or amend the 2022 ESPP. However, without the approval within 12 months of such Board action by the stockholders, no amendment shall be made to the 2022 ESPP increasing the number of shares specifically approved to comply with the requirements of Section 423(b) of the Code or any other changes to the components of the 2022 ESPP intended to comply with the requirements of Section 423(b) of the Code that would require stockholder approval in order for the 2022 ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

Summary of Material U.S. Federal Income Tax Considerations

The following is only a summary of the principal U.S. federal income tax consequences of an employee’s participation in the 2022 ESPP. The summary does not discuss all U.S. federal tax consequences of participation in the 2022 ESPP, nor does it discuss the tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

The 2022 ESPP is intended to comply with Section 423 of the Code. A participant in the 2022 ESPP generally recognizes no taxable income either as a result of participation in the 2022 ESPP or upon exercise of an option to purchase shares of the Company’s common stock under the terms of the 2022 ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the 2022 ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which is referred to as a “disqualifying disposition,” the participant will generally realize ordinary income in the year of that disposition equal to the excess of the fair market value of the shares on the date the shares were purchased exceeds the exercise price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will generally be long-term if the participant held the shares for more than 12 months after the option exercise date, or short-term if the participant held the shares for 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the 2022 ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares at the time the option was granted over the amount paid upon exercise and (2) the excess of the amount actually received for the Company’s common stock over the amount paid upon exercise. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, any loss recognized will be a long-term capital loss.

In the event that a participant has a disqualifying disposition, the Company or its subsidiaries will generally be entitled to a tax deduction in the year of the disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, neither the Company nor its subsidiaries will be allowed a deduction.

New Plan Benefits

No awards have been previously granted under the 2022 ESPP, and no awards have been granted that are contingent on stockholder approval of the 2022 ESPP. Since participation in the 2022 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2022 ESPP in the future are not determinable. Consequently, no new plan benefits table is included in this proxy statement.

The Board recommends a vote “FOR” approval of the 2022 Employee Stock Purchase Plan.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in evaluating the integrity of Company financial controls and reporting and requests that shareholders ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will participate in the annual meeting via remote communication with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2022 and 2021 are set forth below.

	2022	2021
Audit Fees	$235,500	$226,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees for the fiscal years ended January 31, 2022 and 2021 were for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2022, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2023 ANNUAL MEETING

The 2023 annual meeting of the shareholders of the Company is scheduled to be held on May 16, 2023, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than December 29, 2022. Shareholder proposals not requested to be included in the proxy statement pursuant to Rule 14a-8 and director nominations that are to be considered at the 2023 annual meeting must be submitted no earlier than December 17, 2022 and no later than March 17, 2023.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Peter M. Rosenblum

Secretary

Annex A

AstroNova, Inc.

2022 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose of the Plan

The purpose of the AstroNova, Inc. 2022 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of AstroNova, Inc. (the “Company”) and each Designated Company (as defined below) with the opportunity to purchase shares of the Company’s common stock, par value $0.05 per share (the “Stock”).

The Plan is comprised of two components: (a) the “423 Component,” pursuant to which rights to purchase Stock that satisfy the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (a “Qualified ESPP”) may be granted to eligible Employees, and (b) the “Non-423 Component,” pursuant to which rights to purchase Stock under the Plan that are not intended to satisfy such requirements may be granted to eligible employees. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as a Qualified ESPP. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings under the 423 Component which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan, the Offering Document or the requirements of a Qualified ESPP), and the Company will designate which Designated Company is participating in each separate Offering.

2.	Definitions

The following terms shall be defined as set forth below:

“Administrator” is defined at Section 3.

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with the Company.

“Board” means the Board of Directors of the Company.

“Change in Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Compensation” means the amount of base pay, prior to salary reduction such as pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

“Designated Company” means any present or future Affiliate or Subsidiary that has been designated by the Administrator to participate in the Plan. The current list of Designated Companies is attached hereto as Appendix A.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company or any Designated Company.

“Exercise Date” means the last day of each Offering.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Option” means any option to purchase shares of Stock granted pursuant to Section 10.

“Offering” is defined at Section 6.

“Offering Commencement Date” means the first day of each Offering.

“Option Price” means the purchase price of a share of Stock hereunder as provided in Section 10.

“Participant” means an eligible Employee that participates in the Plan.

“Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

“Trading Date” means a date on which the national stock exchange on which the Stock is listed is open for trading.

3.	Administration

The Plan will be administered by the Board or the Compensation Committee of the Board or such other person or persons (the “Administrator”) appointed by the Board. The Administrator has authority at any time to: (i) designate any Subsidiary or Affiliate as a Designated Company, or revoke any such designation, and further designate such companies or Participants as participating in the 423 Component or the Non-423 Component; (ii) determine which affiliates or eligible Employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component; (iii) determine which Designated Company or Companies will participate in separate Offerings (to the extent that the Company makes separate Offerings); (iv) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (v) interpret the terms and provisions of the Plan; (vi) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of applicable laws, regulations and procedures in jurisdictions outside the United States; (vii) decide all disputes arising in connection with the Plan; and (viii) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants.

4.	Shares Authorized

Subject to the adjustment provisions of Section 15, the maximum number of shares of Stock that may be issued under the Plan will be 40,000 shares. If any Option granted under the Plan terminates without having been exercised in full, the shares of Stock not purchased under such Option will again become available for issuance under the Plan. Shares issued upon exercise of an Option may be from authorized but unissued Stock, from shares held in the treasury of the Company, or from any other proper source.

5.	Eligibility

Except as otherwise determined by the Administrator in advance of an Offering, all Employees of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be Employees of the Company or any Designated Company and shall not be eligible to participate in the Plan.

6.	Offerings

The Company may make one or more offerings to eligible Employees to purchase Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first Trading Day occurring on or after each January 1, April 1, July 1 and October 1, and will end on the last Trading Date occurring before the January 1, April 1, July 1 and October 1 thereafter, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration.

7.	Participation

An eligible Employee may participate in an Offering by submitting an enrollment form to the Company or an agent designated by the Company at least 15 business days before the Offering Commencement Date (or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) will (a) state a whole percentage or amount to be deducted from the Employee’s Compensation per pay period, (b) authorize the purchase of Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Stock purchased for such individual are to be issued. An Employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions or contributions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.

8.	Employee Contributions.

An eligible Employee may authorize payroll deductions or contributions at a minimum of one percent (1%) up to a maximum of 15 percent (15%) of such Employee’s Compensation for each pay period or such other maximum as may be specified by the Administrator in advance of an Offering. The Company will maintain book accounts showing the amount of payroll deductions or contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or contributions, except as may be required by applicable law. If payroll deductions or contributions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions or contributions” in this Section 8 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 8.

9.	Contribution Changes; Withdrawal

(a)    Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction or contributions during any Offering, but may increase or decrease his or her payroll deduction or contributions with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Commencement Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction or contributions during an Offering.

(b)    A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company or an agent designated by the Company (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an Employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 7.

10.	Grant of Options

On each Offering Commencement Date, the Company will grant to each eligible Employee who is then a Participant in the Plan an option (“Option”) to purchase, on the last day of such Offering (the “Exercise Date”) and at the Option Price (as defined herein) hereinafter provided for, the lowest of (a) a number of shares of Stock determined by dividing such Participant’s accumulated payroll deductions or contributions on such Exercise Date by the Option Price, (b) the number of shares of Stock determined by dividing $25,000 by the Fair Market Value of the Stock on the Offering Commencement Date for such Offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions or contributions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Employee shall be eligible for the grant of an Option under the 423 Component if such Employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant. In addition, no Employee may be granted an Option under the 423 Component which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.

11.	Exercise of Option and Purchase of Shares

Each Employee who continues to be a Participant in the Plan on an Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of shares of Stock (which may include fractional shares of Stock) reserved for the purpose of the Plan as his or her accumulated payroll deductions or contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan.

Notwithstanding the foregoing, if the total number of shares of Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions or contributions accumulated on behalf of each Participant that would otherwise be used to purchase Stock on such Exercise Date.

12.	Issuance of Certificates

Certificates or book-entries at the Company’s transfer agent representing shares of Stock purchased under the Plan may be issued only in the name of the Employee, in the name of the Employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Employee to be his, her or their, nominee for such purpose.

13.	Rights on Termination or Transfer of Employment

If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction or contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator and valid under applicable law, to his or her designated beneficiary or to the legal representative of his or her estate. An Employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the Employee is transferred to any corporation other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. Further, an Employee will not be deemed to have terminated employment for purposes of this Section 13, if the Employee is on an approved leave of absence where the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

14.	Special Rules and Sub-Plans

Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the Employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has Employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions or contributions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code the Employees subject to such special rules or sub-plans will participate in the Non-423 Component. Any special rules or sub-plans established pursuant to this Section 14 shall, to the extent possible, result in the Employees subject to such rules having substantially the same rights as other Participants in the Plan.

15.	Adjustment in Case of Changes Affecting Stock; Change in Control

In the event of a subdivision of outstanding shares of Stock, the payment of a dividend in Stock or any other change affecting the Stock, the number of shares approved for the Plan and the share limitation set forth in Section 10 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Change in Control, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events:

(a)    to provide for either (i) termination of any outstanding Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Option had such Option been currently exercisable or (ii) the replacement of such outstanding Option with other options or property selected by the Administrator in its sole discretion;

(b)    to provide that the outstanding Options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    to make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options under the Plan and/or in the terms and conditions of outstanding Options and Options that may be granted in the future;

(d)    to provide that the Offering with respect to which an Option relates will be shortened, and that the Exercise Date with respect to such Offering shall be the last Trading Date of such shortened period (the “New Exercise Date”). The New Exercise Date will occur before the date of the Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering; and

(e)    to provide that all outstanding Options shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.

16.	Amendment of the Plan

The Board may at any time and from time to time amend the Plan in any respect, except that (i) without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the 423 Component of the Plan or making any other change to the 423 Component of the Plan that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code; and (ii) no amendment to the Plan that would require stockholder approval under the rules of any securities exchange or market system will be made without such approval.

17.	Termination of the Plan; Term of Plan

The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. Unless terminated earlier, the Plan shall automatically terminate on the ten-year anniversary of the Effective Date.

18.	Compliance with Law

The Company’s obligation to sell and deliver Stock under the Plan is subject to applicable laws and the completion of any registration or qualification of the Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.

19.	Miscellaneous

(a)    No Rights as a Shareholder. Neither the granting of an Option to a Participant nor the deductions or contributions from his or her pay shall result in such Participant becoming a holder of the shares of Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

(b)    Required Notification upon Sale of Shared under the 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

(c)    No Transferability. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

(d)    No Right to Employment. Neither eligibility to participate in nor participation in the Plan shall be deemed to create any right of continued employment or in any way affect to the right of the Company or a Designated Company to terminate employment of any Employee.

(e)    Unfunded Plan. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

(f)    Governing Law. The Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles

20.	Tax Withholding

Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may withhold from the proceeds of the sale of Stock or use any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company will not be required to issue any Stock under the Plan until such obligations are satisfied.

21.	Effective Date and Approval of Shareholders

The Plan shall take effect when approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders within 12 months before or after the date the Plan is adopted by the Board.

DATE APPROVED BY BOARD OF DIRECTORS: April 28, 2022

DATE APPROVED BY STOCKHOLDERS:         ,     , 2022

APPENDIX A

Designated Companies

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ALOT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-509-1041 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ALOT AstroNova, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 18, 2022 TIME: Tuesday, June 14, 2022 9:00 AM, Eastern Daylight Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ALOT for more details. This proxy is being solicited on behalf of the Management The undersigned hereby appoints Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AstroNova, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

AstroNova, Inc. Annual Meeting of Stockholders Please make your marks like this: X BOARD OF DIRECTOS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE MANAGEMENT RECOMMENDS 1. To elect five directors to serve until the next annual meeting of shareholders and until their successor are elected and have qualified FOR WITHHOLD 1.01 Alexis P. Michas FOR 1.02 Mitchell I. Quain FOR 1.03 Yvonne E. Schlaeppi FOR 1.04 Richard S. Warzala FOR 1.05 Gregory A. Woods FOR FOR AGAINST ABSTAIN 2. To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of shareholders. FOR 3. To approve and adopt the AstroNova, Inc. 2022 Employee Stock Purchase Plan FOR 4. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023. You must register to attend the meeting online and/or participate at www.proxydocs.com/ALOT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date